UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2011

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-06553	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On July 22, 2011, Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”), the parent company of Carrols Corporation (“Carrols”), issued a press release announcing preliminary financial results for its second fiscal quarter ended July 3, 2011. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7.01.	REGULATION FD DISCLOSURE.

In upcoming presentations, Carrols Restaurant Group and Carrols will be providing certain information with respect to the spin-off of Fiesta Restaurant Group Inc. (“Fiesta Restaurant Group”), a wholly-owned subsidiary of Carrols and certain financial and other information with respect to Carrols Restaurant Group, Carrols and Fiesta Restaurant Group.

Proposed Spin-Off

Carrols Restaurant Group previously announced its intention to split its business into two separate publicly traded companies through the tax-free spin-off of Fiesta Restaurant Group to its stockholders. In the spin-off, all of the shares of common stock of Fiesta Restaurant Group, which are currently held by Carrols, will be distributed in the form of a pro rata dividend to the stockholders of Carrols Restaurant Group. The precise number of shares of the common stock of Fiesta Restaurant Group to be outstanding after the spin-off and the number of shares of the common stock of Fiesta Restaurant Group to be distributed for each outstanding share of Carrols Restaurant Group common stock held by the Carrols Restaurant Group stockholders has not yet been determined. It is anticipated that Fiesta Restaurant Group will register the shares of its common stock to be distributed in the spin-off under the Securities Exchange Act of 1934, as amended, and it is anticipated that its common stock will be listed for trading on The NASDAQ Global Market. Upon the completion of the spin-off, Fiesta Restaurant Group will be an independent public company operating separately from Carrols Restaurant Group and Fiesta Restaurant Group will continue to own and operate the Pollo Tropical and Taco Cabana restaurant businesses. Carrols Restaurant Group will also operate as a public company independent of Fiesta Restaurant Group and continue to own and operate approximately 300 franchised Burger King restaurants through its subsidiaries Carrols and Carrols LLC. Carrols Restaurant Group believes the contemplated spin-off may result in a number of benefits for each respective business, including, without limitation, permitting each company to focus on its own independent business plan and growth strategies. There can be no assurance that the spin-off will be consummated.

Fiesta Restaurant Group anticipates that simultaneous with or immediately prior to the completion of the spin-off, Carrols Restaurant Group, Carrols and Fiesta Restaurant Group will enter into a Separation and Distribution Agreement and various ancillary agreements in connection with the spin-off, including, without limitation, a transition services agreement, a tax matters agreement and an employee matters agreement.

It is anticipated that the terms and conditions of the spin-off will be set forth in a Separation and Distribution Agreement to be entered into by Carrols Restaurant Group, Carrols and Fiesta Restaurant Group, which is referred to as the “separation agreement.” The separation agreement will provide a framework for the relationship between Carrols Restaurant Group, Carrols and Fiesta Restaurant Group following the spin-off, will require cooperation between the parties to fulfill the terms of the spin-off and will specify the terms and conditions of the spin-off. Carrols Restaurant Group anticipates that the separation agreement will provide for the transfer by Carrols to Fiesta Restaurant Group, at the time of the spin-off, of certain assets currently owned by Carrols, including certain information system assets and other corporate assets relating to the provision of corporate level support services. In addition, Carrols Restaurant Group anticipates that the separation agreement will provide for the transfer of certain corporate and administrative personnel (including certain executive management, accounting, information systems, legal, human resources and risk management personnel) from Carrols to Fiesta Restaurant Group. Carrols Restaurant Group also anticipates that Fiesta Restaurant Group will rent from Carrols a portion of Carrols’ executive offices in Syracuse, New York for a certain period of time following the completion of the spin-off for the personnel and assets transferred to Fiesta Restaurant Group from Carrols in the spin-off. It is also expected that the separation agreement will provide that, except as otherwise provided in such agreement, Fiesta Restaurant Group will assume all of the liabilities (including contingent liabilities) and perform all of the obligations arising under or relating to the operation of the Pollo Tropical and Taco Cabana businesses or the assets that are transferred to Fiesta Restaurant Group in connection with the spin-off whether incurred before or after the spin-off. The separation agreement will also contain certain mutual releases of liability and cross indemnification provisions customary for this type of transaction.

It is anticipated that the separation agreement will provide that if any asset intended to be transferred to Fiesta Restaurant Group under such agreement cannot be transferred for any reason prior to the separation, for example because of any required third party consent or approval, the party retaining the asset will hold it for the benefit of the other party insofar as possible, and the parties will take action insofar as reasonably possible so that the benefit and burdens relating to the asset will inure to the appropriate party, until such time as the asset can be transferred.

The parties will agree to execute all necessary documentation to evidence the transfer of assets and the assumption of liabilities in accordance with the spin-off and the leasing of space by Fiesta Restaurant Group at Carrols’ executive offices.

Carrols currently is a guarantor under 66 of Fiesta Restaurant Group’s Pollo Tropical and Taco Cabana restaurant property leases and the primary lessee on five of Fiesta Restaurant Group’s Pollo Tropical restaurant property leases. After completion of the spin-off, it is anticipated that Carrols will remain as a guarantor under 37 of such Pollo Tropical and Taco Cabana restaurant property leases and the primary lessee on five of Fiesta Restaurant Group’s Pollo Tropical restaurant property leases. It is anticipated that the separation agreement will provide that the parties will cooperate and use their commercially reasonable efforts to obtain the release of such guarantees. Unless and until any such guarantees are released, Fiesta Restaurant Group will agree to indemnify Carrols for any losses or liabilities or expenses that it may incur arising from or in connection with any such lease guarantees.

Neither Fiesta Restaurant Group, nor Carrols Restaurant Group or Carrols will make any representation or warranty in the separation agreement as to the assets or liabilities transferred or assumed, the value of any assets transferred, the absence of any lien or other security interest on any assets transferred, the absence of any defenses relating to any claim of either party or the legal sufficiency of any conveyance documents or as to any third party consents or approvals which may be required in connection with the transfers. Except as expressly set forth in the separation agreement or in any ancillary agreement, all assets will be transferred on an “as is,” “where is” basis. The absence of representations and warranties and the “as is, where is” nature of the spin-off is customary for transactions of this nature.

Fiesta Restaurant Group, on the one hand, and Carrols Restaurant Group and Carrols, on the other hand, will provide each other with information (including, without limitation, corporate books and records) reasonably needed to comply with reporting, disclosure or filing requirements of governmental authorities; for use in judicial, regulatory, administrative and other proceedings or to satisfy audit, accounting, claims, regulatory litigation or similar requirements (other than claims or allegations that one party has against the other); to comply with obligations under the separation agreement and ancillary agreements; for the preparation of required financial statements or completing an audit; for use in compensation, benefit or welfare plan administration or other bona fide business purposes; or to conduct ongoing business. Fiesta Restaurant Group, and Carrols Restaurant Group and Carrols, will also provide further assurance to the other of execution and delivery of such other documentation as necessary or desirable to effect the purposes of the separation agreement.

Fiesta Restaurant Group, on the one hand, and Carrols Restaurant Group and Carrols, on the other hand, will agree to release each other and each other’s respective current and former directors, officers, managers, agents, security holders, advisors, accountants, attorneys and other representatives from all liabilities existing or arising from any acts or events occurring or failing to occur on or before the effective date of the spin-off. These releases will be subject to certain exceptions, including claims arising under the separation agreement and the ancillary agreements; any specified liabilities; any liability assumed by a party pursuant to the separation agreement; and liability for claims of third parties for which indemnification or contribution is available under the separation agreement.

Each of Carrols Restaurant Group and Carrols, on the one hand and Fiesta Restaurant Group, on the other hand, will agree to indemnify the other party and the other party’s respective current and former directors, officers, and employees against liabilities arising out of or resulting from the failure of the indemnifying party to perform or discharge liabilities for which it is responsible under the separation agreement; the business of such party; any liability contemplated to be assumed or retained by such party; any environmental liabilities for which such party is liable under the separation agreement; any breach or failure to perform by such party of its obligations under the separation agreement or ancillary agreements; or any material misstatement or omission of such party in any Securities and Exchange Commission filed registration statements, information statements or other filings (for instance, with The NASDAQ Global Market or filings under state securities or “blue-sky” laws). The amount of each party’s indemnification obligations will be subject to reduction by any insurance proceeds received by the party being indemnified. The separation agreement will also specify procedures with respect to claims subject to indemnification and related matters.

The separation agreement will include provisions, as is customary for similar spin-off transactions, relating to (i) continuing coverage after the spin-off for any of Fiesta Restaurant Group’s officers and directors under the directors and officers liability plans of Carrols Restaurant Group and (ii) continuing indemnification provided for Fiesta Restaurant Group’s officers, directors and employees under Carrols Restaurant Group’s amended and restated certificate of incorporation and amended and restated by-laws to the same extent as such persons were previously indemnified prior to the spin-off.

The separation agreement and any of the ancillary agreements may be terminated or the terms of the separation and distribution may be amended, modified or abandoned, in each case, at any time prior to the effective time by and in the sole and absolute discretion of Carrols Restaurant Group, without Fiesta Restaurant Group’s approval. In the event of such termination, neither party will have any liability of any kind to the other party.

It is anticipated that the tax matters agreement will (1) govern the allocation of the tax assets and liabilities between Fiesta Restaurant Group and Carrols Restaurant Group and Carrols, (2) provide for certain restrictions and indemnities in connection with the tax treatment of the spin-off and (3) address certain other tax related matters, including, without limitation, those relating to (a) the obligations of Carrols Restaurant Group and Carrols and Fiesta Restaurant Group with respect to the preparation or filing of tax returns for all periods, and (b) the control of any income tax audits and any indemnities with respect thereto. Carrols Restaurant Group anticipates that the tax matters agreement will provide that if Fiesta Restaurant Group takes any actions after Carrols Restaurant Group’s distribution of Fiesta Restaurant Group shares in the spin-off that result in or cause the distribution to be taxable to Carrols Restaurant Group, Fiesta Restaurant Group would be responsible under the tax matters agreement for any resulting taxes imposed on it or on Carrols Restaurant Group or Carrols.

Carrols Restaurant Group expects that the employee matters agreement will provide for the transition of employee benefits arrangements and will allocate responsibility for certain employee benefits matters on and after the spinoff, including, without limitation, the treatment of existing Carrols Restaurant Group welfare benefit plans, savings and retirement plans, equity-based plan and deferred compensation plan, and Fiesta Restaurant Group’s establishment of new plans.

Carrols Restaurant Group anticipates that the employee matters agreement will generally provide for the following:

On or prior to the effective date of the spin-off, to the extent not previously transferred, all officers and employees of Carrols Restaurant Group or Carrols that are expected to be employed primarily in Fiesta Restaurant Group’s business will be transferred to Fiesta Restaurant Group. Except as provided in the employee matters agreement, Carrols will retain as of the effective date of the spin-off all liabilities under the Carrols benefit plans. Following the effective date of the spin-off, Fiesta Restaurant Group will reimburse Carrols (to the extent allowable if Fiesta Restaurant Group does not establish its own comparable plan at the time of the spin-off) for the cost of any liabilities satisfied or assumed by Carrols that are its responsibility, and Carrols will (to the extent allowable if Fiesta Restaurant Group does not establish its own comparable plan at the time of the spin-off) reimburse Fiesta Restaurant Group for the cost of any liabilities that it satisfies or assumes and that are the responsibility of Carrols.

Although this has not yet been determined, Carrols Restaurant Group expects that its employees who participated in an existing benefit plan of Carrols Restaurant Group or Carrols may either continue participation in that plan after the separation or transfer participation to a comparable plan that it may establish as contemplated by the employee matters agreement.

Carrols Restaurant Group expects that Fiesta Restaurant Group will provide employees of Carrols who become Fiesta Restaurant Group’s employees with credit for all purposes, including eligibility, vesting, determination of benefit levels and benefit accruals, under any of its own benefit programs, policies and plans that it may establish to the same extent as was recognized by Carrols. Carrols Restaurant Group expects that Fiesta Restaurant Group will also credit these employees with the amount of accrued but unused vacation time and other time-off benefits.

The treatment of outstanding equity awards under Carrols Restaurant Group’s 2006 Stock Incentive Plan, as amended, has not yet been determined.

The employee matters agreement will also address certain other matters, such as responsibility for COBRA coverage, compensation-related tax deductions and customary indemnification.

Carrols Restaurant Group anticipates that under the transition services agreement to be entered into by Fiesta Restaurant Group, Carrols Restaurant Group and Carrols, Fiesta Restaurant Group will agree to provide certain support services (including accounting, tax accounting, internal audit, financial reporting and analysis, human resources, and employee benefits management, information systems, restaurant systems support, legal, lease and franchise administration and risk management services) to Carrols Restaurant Group and its subsidiaries for a period of time to leverage Fiesta Restaurant Group’s infrastructure and to help ensure an orderly transition following the spin-off by providing Carrols with sufficient time to develop its own infrastructure.

Carrols Restaurant Group anticipates that the transition services agreement will establish a baseline fixed charge for each category or component of services to be provided and/or will pro-rate the overall cost of such category or categories of services between Fiesta Restaurant Group and Carrols Restaurant Group and its subsidiaries. Carrols Restaurant Group anticipates that the price Fiesta Restaurant Group will charge for each service will exceed the cost to Fiesta Restaurant Group of providing such service by a modest percentage. The agreement will also provide for adjustments to the charge for such services based upon such factors as increases in the number of restaurants, addition and/or subtraction of services and incremental charges for special projects or significant transactions. The charge for the services will also be subject to adjustment based upon increases in the consumer price index.

The transition services agreement will be effective upon the spin-off and Carrols Restaurant Group anticipates it will continue for a minimum term of two years, with automatic one-year renewals with respect to each particular service unless terminated (with respect to any such service) by it, Carrols Restaurant Group or Carrols upon advance written notice prior to the end of the applicable term.

Under the transition services agreement, Fiesta Restaurant Group will agree to perform the services in a professional manner, with the same degree of care as it exercises in performing its own functions of a like nature, utilizing individuals of suitable experience, training and skill, and in a timely manner in accordance with the terms of the transition services agreement.

The transition services agreement will provide that Fiesta Restaurant Group will maintain, to the extent necessary, supporting records in reasonable and customary detail pertaining to the provision of, and charges for, services. Carrols Restaurant Group and Carrols will have the right to review such records.

Carrols Restaurant Group anticipates that under the transition services agreement, each party will agree to reasonably cooperate with the other in carrying out the provisions of the transition services agreement, including, but not limited to, exchanging information, providing electronic systems used in connection with the services, making adjustments and obtaining all consents, licenses, sublicenses or approvals necessary to permit each party to perform its obligations under the transition services agreement. In contemplation of termination of any services, Fiesta Restaurant Group will agree to cooperate with Carrols Restaurant Group and Carrols in transitioning such services.

The transition services agreement will also provide that, subject to customary exception, each party will agree to exercise reasonable precautions to prevent disclosure of confidential information to others; use such information only as provided in the transition services agreement; and disclose such information only to its employees with a need to know such information. In addition, each party’s data, software or other property or assets owned by such party will remain the sole and exclusive property and responsibility of such party.

The transition services agreement will include certain other provisions customary to agreements of this type, including indemnification.

Unless and until the consummation of the spin-off, the corporate infrastructure, including Carrols’ executive management team, will remain at Carrols, and Carrols will continue to provide Fiesta Restaurant Group’s corporate level general and administrative functions consistent with historical practices. Prior to the consummation of the spin-off and the previously announced proposed refinancing, Fiesta Restaurant Group will enter into a management services agreement with Carrols, pursuant to which Carrols will provide certain corporate services to Fiesta Restaurant Group, including executive management services, accounting services, information systems support, treasury functions, legal functions, employee compensation and benefits management, risk management, lease administration and investor relations. Under the management services agreement, Fiesta Restaurant Group will pay fees and expenses related thereto to Carrols as determined by Carrols, in its sole discretion, consistent with past practices.

Carrols Restaurant Group will enter into a voting agreement with each of the entities comprising the Jefferies Capital Partners IV LP (“JCP IV”), Jefferies Employee Partners IV LLC (“JEP”) and JCP Partners IV LLC (“JCP” and, collectively with JCP IV and JEP, the “JCP Group”). Pursuant to the voting agreement, the JCP Group (and its affiliates) will agree, commencing upon the consummation of the spin-off, with respect to an aggregate of 50% of the shares of Carrols Restaurant Group common stock currently held by the JCP Group (the “Subject Shares”), to vote the Subject Shares in the same proportion and in the same manner as all of the other outstanding shares of Carrols Restaurant Group common stock are voted with respect to all matters voted upon by the stockholders of Carrols Restaurant Group, except for any proposed merger, consolidation, reorganization, dissolution or similar transaction, or a proposed sale or disposition of all or substantially all of the assets or business of Carrols Restaurant Group (in which cases the Subject Shares will be voted by the JCP Group and its affiliates in their sole and absolute discretion). The voting agreement will provide that the Subject Shares will also include (i) any additional shares of Carrols Restaurant Group common stock issuable in the future as a dividend or distribution on the shares subject to the voting agreement, and (ii) any additional shares of Carrols Restaurant Group common stock purchased or otherwise acquired by the JCP Group (and its affiliates). Under the voting agreement, the JCP Group will grant an irrevocable proxy to the President of Carrols Restaurant Group to vote the Subject Shares in a manner consistent with the voting agreement. The voting agreement will automatically terminate upon the earlier to occur of (a) a sale, transfer or other disposition by the JCP Group (or its affiliates) of all of the Subject Shares, (b) if the percentage ownership of Carrols Restaurant Group common stock by the JCP Group (and its affiliates) falls below 15% of the outstanding Carrols Restaurant Group common stock, or (c) the percentage ownership of Fiesta Restaurant Group common stock (after the spinoff) by the JCP Group (and its affiliates) falls below 15% of the outstanding Fiesta Restaurant Group common stock.

This description of the spin-off and the agreements to be entered into in connection with the spin-off is general in nature and not complete. The separation plan and many of the detailed terms and provisions of the spin-off are currently being developed by Carrols Restaurant Group. Until the consummation of the spin-off, the board of directors of Carrols Restaurant Group retains the sole and absolute discretion to abandon the spin-off or to determine or modify its terms or make any material changes to the terms of the spin-off and the agreements to be entered into in connection with the spin-off.

The spin-off and the agreements to be entered into in connection with the spin-off, including the separation plan, transaction structure and timing, composition of senior management and the boards of directors, equity structure and other matters, will be subject to approval by Carrols Restaurant Group’s board of directors, customary regulatory and other approvals and the receipt of a favorable tax ruling from the IRS, among other things. Carrols Restaurant Group anticipates that the spin-off will be completed by the end of 2011, although there can be no assurance that the spin-off will be completed within such time period or at all. If Carrols Restaurant Group does not consummate the spin-off, Fiesta Restaurant Group will continue to own and operate its Pollo Tropical and Taco Cabana restaurants as an indirect wholly-owned subsidiary of Carrols Restaurant Group.

Management of Fiesta Restaurant Group

Currently, Carrols Restaurant Group, Carrols and Fiesta Restaurant Group have the same directors and executive officers.

On July 21, 2011 Carrols Restaurant Group announced the hiring of Tim Taft as the new Chief Executive Officer and President of Fiesta Restaurant Group, effective August 15, 2011. Mr. Taft will succeed Alan Vituli as Chief Executive Officer of Fiesta Restaurant Group, with Mr. Vituli remaining as Chairman of the Board of Fiesta Restaurant Group.

Mr. Taft was the Chief Executive Officer of Souper Salad, Inc., a Texas based soup and salad bar restaurant chain between 2008 and 2010. From 2005 to 2007, Mr. Taft was the Chief Executive Officer and President of Pizza Inn, Inc., a Texas based pizza restaurant chain. From 1994 to 2005, Mr. Taft held various officer and executive officer positions, including from 2001 to 2005 as President and Chief Operating Officer, of Whataburger, Inc., a Texas based hamburger restaurant chain with more than 700 locations in ten states.

Mr. Vituli will remain as Chairman of the Board and Chief Executive Officer and Daniel T. Accordino will remain as President and Chief Operating Officer of Carrols Restaurant Group and Carrols and, at the time of the consummation of the spin-off, Carrols Restaurant Group expects that Mr. Accordino will be appointed as the Chief Executive Officer of, and will continue to be a member of the Board of Directors of, Carrols Restaurant Group and Carrols.

Other Financial Information Concerning Fiesta Restaurant Group

The audited consolidated financial statements for each of the fiscal years ended December 28, 2008, January 3, 2010 and January 2, 2011 and the unaudited consolidated financial statements for the three months ended April 4, 2010 and April 3, 2011 of Fiesta Restaurant Group are attached as Exhibit 99.2 and are incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Carrols Restaurant Group, Inc. and Carrols Corporation Press Release, dated July 22, 2011.

99.2	Audited consolidated financial statements for each of the fiscal years ended December 28, 2008, January 3, 2010 and January 2, 2011 and the unaudited consolidated financial statements for the three months ended April 4, 2010 and April 3, 2011 of Fiesta Restaurant Group, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: July 22, 2011

By:	/s/ Joseph A. Zirkman

Name: Joseph A. Zirkman
Title: Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: July 22, 2011

By:	/s/ Joseph A. Zirkman

Name: Joseph A. Zirkman
Title: Vice President, General Counsel and Secretary